                                                               EXHIBIT 23.1

                 [Daszkal Bolton Manela Devlin & Co. Letterhead]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in Registration Statement on Form SB-2 of our reports Dated for the following companies as follows:

COMPANY                        YEAR ENDED              DATE OF REPORT
-------                        ----------              --------------
Colorsmart.com, Inc.           November 30, 1998       May 21, 1999
Advertising That Works, Inc.   December 31, 1999       April 16, 1999
Magnum Digital Services        December 31, 1998       April 2, 1999
Display Arts, Inc.             December 31, 1998       May 26, 1999


                    /s/ Daszkal Bolton Manela Devlin & Co.
                    --------------------------------------


Boca Raton, Florida
December 2, 1999